Exhibit 10.3

EMPLOYMENT AGREEMENT

AMENDMENT NO. 2

This Amendment No. 2 to Employment Agreement (this “Amendment”) is entered into as of February 27, 2018 by and between Adam K. Peterson (the “Executive”) and Boston Omaha Corporation, a Delaware corporation (the “Company”).

The Company and the Executive are parties to an Employment Agreement dated August 1, 2015, which was amended pursuant to that certain Employment Agreement Amendment No. 1, dated as of June 5, 2017 (as so amended, the “Agreement”).

Now, therefore, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Amendment to Article II, Section 2.01(A) of the Agreement. The Company and the Executive agree that the Agreement is hereby amended by deleting all of Article II, Section 2.01(A), and inserting the following in its place:

“The Executive will serve for a Base Salary equal to the federal minimum wage until such time that Base Salary is otherwise modified by the Company’s Compensation Committee and shall not be entitled to any Base Salary in excess of the federal minimum wage for any period prior to such date.”

2.     No Other Amendment. Except as expressly amended hereby, the Agreement shall remain unamended and in full force and effect. This Amendment is only effective in the specific instance and for the specific purpose for which it is given and shall not be effective for any other purpose, and shall not be deemed to be a waiver of, amendment of, or consent to or modification of any other term or provision of the Agreement.

3.     Governing Law. This Amendment, the performance of this Amendment and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflict or choice of law provisions and principles thereof.

4.     Counterparts. This Amendment may be executed in any number of counterparts including facsimile or PDF counterpart signature pages, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this Amendment as of the date first written above.

BOSTON OMAHA CORPORATION

By:	/s/ Alex B. Rozek
Name: Alex B. Rozek
Title: Co-Chief Executive Officer

EXECUTIVE

/s/ Adam K. Peterson
Adam K. Peterson